Exhibit 99.1

RE/MAX HOLDINGS, INC. ANNOUNCES LEADERSHIP TRANSITION

CEO Adam Contos to Leave the Company Effective March 31, 2022;

Board Member Stephen Joyce to be Appointed CEO on an Interim Basis

Company Authorizes Up to $100 Million Share Repurchase Program

DENVER — January 11, 2022 — RE/MAX Holdings, Inc. (the “Company”) (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and of Motto Mortgage, the first national mortgage brokerage franchise brand in the U.S., today announced that Adam Contos, who has served as the Company’s Chief Executive Officer since 2018, has informed the Company’s Board of Directors (the “Board”) of his decision to leave the Company effective March 31, 2022, to spend more time with his family and pursue new entrepreneurial endeavors. He will also step down from the Company’s Board effective March 31, 2022.

The Board has appointed Board member Stephen Joyce to become Chief Executive Officer upon Mr. Contos’ departure. Mr. Joyce will serve as Chief Executive Officer on an interim basis. The timing of Mr. Contos’ departure allows time for an orderly transition of responsibilities working in cooperation with Mr. Joyce. To facilitate the transition, Mr. Contos and Mr. Joyce will serve as Co-Chief Executive Officers beginning March 1, 2022.

The Company’s Board expects to form a CEO search committee to identify a permanent CEO replacement and to retain an executive search firm to assist with the process, which will include evaluating internal and external candidates for the CEO role. Additionally, the Board expects to conduct a formal selection process to add one additional independent Board director who would then maintain the current size of the Board. The Company is committed to a corporate governance program that ensures that its Board has the right people and practices to effectively create stockholder value while considering the interests of all of its stakeholders.

The Company also announced that Nick Bailey has been named President and Chief Executive Officer of RE/MAX effective immediately and will continue to lead all aspects of the RE/MAX brand and business globally. Additionally, Ward Morrison has been named President and Chief Executive Officer of Motto Mortgage and wemlo effective immediately and will continue to lead all aspects of the Company’s mortgage operations.

RE/MAX Holdings Chairman of the Board and RE/MAX Co-Founder Dave Liniger said, “The Company posted record results for the third quarter, which we believe is a strong affirmation of our strategy and the recent investments we have made to diversify and expand our business. This performance and the growth opportunities we see ahead give us confidence in our future.”

Mr. Liniger continued, “Adam is an outstanding leader, and on behalf of the entire Board, we thank him for his nearly two decades of service to our Company. His leadership and commitment to the Company, working alongside our deep and talented senior management team, have driven our success and established a strong foundation for our continued growth.

“We are delighted that Steve has agreed to transition to the CEO role while we take the requisite amount of time to conduct our search for a permanent CEO. We asked Steve to join our Board nearly two years ago because we were drawn to his extensive track record of success and growth as CEO of publicly traded, global franchisors. His contributions to our Board and Company have been significant. He is a highly engaged executive and during his time in the CEO chair we expect the Company and our shareholders will benefit as he leads the evolution of our strategy to drive enhanced value for all stakeholders.”

Mr. Contos said, “Serving as CEO of RE/MAX Holdings has been the high point of my nearly 20 years with the Company. I am proud of everything we accomplished, especially given the dynamic changes in our industry and society. It has been my sincere pleasure to work with our excellent leadership team and employees, as well as some of the most dedicated, productive and entrepreneurial professionals in the real estate and mortgage industries. I thank them for their friendship, support and contributions. I am confident that the future is bright for the Company and for our two incredible networks.”

Mr. Joyce commented, “I am honored to work alongside the RE/MAX Holdings management team and Board as we build on our strengths and advance our industry leadership positions. The real estate and mortgage sectors continue to experience tremendous change, but what remains constant is the unique and strong value proposition our Company presents for productive agents, loan originators and franchisees to grow their businesses. We are proud to play such a critical role in their success.”

Mr. Joyce is a seasoned executive with proven success leading global franchise operations, including Dine Brands Global, the franchisor of IHOP and Applebee’s Grill + Bar, where he was previously Chief Executive Officer and Board member. Prior to Dine Brands Global, he served as President and Chief Executive Officer of Choice Hotels International, where he reinvigorated and grew its hotel brands, expanding them from nine to 13 brands, and grew Choice Hotels internationally to more than 6,700 hotels in over 45 countries. Earlier in his career, Mr. Joyce spent over 25 years with Marriott International, Inc., the world’s largest hotel company, where he created its first franchise program and helped build a network of more than 2,500 franchised hotels. Mr. Joyce also serves on the Board of Directors of Hospitality Investors Trust, Inc. and CARE International.

Share Repurchase Program

RE/MAX Holdings also announced that its Board of Directors authorized a common stock repurchase program of up to $100 million, reflecting confidence in the Company’s performance and the strength of its balance sheet.

“The investments we have made over the past few years, including our recent acquisition of RE/MAX INTEGRA’s North American regions, position us well to continue to grow and generate substantial amounts of free cash flow over the long term,” said Mr. Liniger. “Since our initial public offering over eight years ago, the Company has balanced returning capital to shareholders with strategic investments in the business to create shareholder value, and that is how we will continue to prioritize our capital allocation accordingly.”

Share repurchases may be made from time to time through a variety of methods, including by means of open market or privately negotiated transactions, through Rule 10b5-1 trading plans or in reliance on indirect purchases of common stock such as by using derivatives. The timing of repurchases and the actual number of shares repurchased will be subject to the discretion of the Company and may be based upon market conditions as well as other opportunities that the Company may have for the allocation of capital from time to time. The share repurchase program does not obligate the Company to purchase any particular amount of common stock. The share repurchase program may be suspended or discontinued in whole or in part at any time without further notice.

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About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world’s leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 140,000 agents in over 8,600 offices across more than 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 175 offices across almost 40 states.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: the Company’s expectations related to its share repurchase program including any implications about the timing or amount of purchases to be made in connection with the program, statements regarding the Company’s capital allocation and return of capital to shareholders, expectations concerning the benefits of the acquisition of the North American operations of RE/MAX INTEGRA, the Company’s anticipated growth and its generation of free cash flow, and statements related to the transition of the Company’s CEO, including the appointment of an interim CEO and the search for a new CEO and Board member. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) the global COVID-19 pandemic, which continues to pose significant and widespread risks to the Company’s business, including the Company’s agents, loan originators, franchisees and employees, as well as home buyers and sellers, (2) changes in the real estate market or interest rates and availability of financing, (3) changes in business and economic activity in general, (4) the Company’s ability to attract and retain quality franchisees, and the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company’s ability to enhance, market, and protect its brands, including the RE/MAX and Motto Mortgage brands, (7) the Company’s ability to implement its technology initiatives, (8) fluctuations in foreign currency exchange rates, (9) risks and uncertainties related to the share repurchase program including the timing, amount and the price at which any share repurchases might be made in connection with the program, (10) uncertainties concerning the Company’s ability to continue to generate free cash flow, (11) uncertainties regarding the returns to be achieved and benefits to shareholders from different allocations of capital and the Company’s decisions and expectations around expenditure of capital towards the share repurchase program versus other priorities, (12) the exact details and timing of events related to the CEO transition, including the timing and duration of the Co-CEO period and (13) those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Investor Contact:	Media Contact:
Andy Schulz	Samantha Rotbart
303-796-3287	303-796-3303
aschulz@remax.com	srotbart@remax.com